UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Santa Ana, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

On November 6, 2024, Unrivaled Brands, Inc. ("Unrivaled") and Halladay Holding, LLC ("Halladay Holding") entered Chapter 11 protection. This filing is limited to Unrivaled and Halladay Holding, meaning only their assets and liabilities are included in the Debtor-in-Possession estates. The value of the assets held by Unrivaled and Halladay Holding is unknown but estimated to be approximately $6.0 million at the time of filing and the total value of the liabilities is approximately $35.0 million. Blum Holdings, Inc. (the "Company"), along with all other operations of the Company, remains unaffected by this filing and will continue its operations as usual outside of the Chapter 11 proceedings. As of the date of this filing, there is no order confirming a plan of reorganization, arrangement or liquidation that has been entered by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of the registrant or its parent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: November 8, 2024	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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